UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2023

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2023, HeartCore Enterprises, Inc. (the “Company”) entered into that Common Stock Sales Agreement (the “Agreement”) by and between the Company and Sutter Securities, Inc. (the “Sales Agent”). Pursuant to the terms of the Agreement, the parties agreed that, from time to time during the term of the Agreement, the Company would issue and sell through the Sales Agent common stock of the Company having an aggregate offering price of up to $5,000,000 (the “Placement Shares”). The issuance and sale of the Placement Shares to or through the Sales Agent will be effected pursuant to the Company’s effective shelf registration statement (File No. 333-270503), which was declared effective on April 12, 2023 (the “Registration Statement”). The Company will file a prospectus supplement to the Registration Statement relating to the offering of the Placement Shares pursuant to the Agreement.

Upon notification by the Company that it wishes to issue and sell the Placement Shares through the Sales Agent, as provided in the Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations, including rules of The Nasdaq Stock Market (the “Exchange”), for the period specified in the notice, to sell such shares up to the amount specified by the Company and otherwise in accordance with the terms of the notice. Subject to the terms of the notice, the Sales Agent may sell such shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended.

The Sales Agent has the right by giving notice as specified in the Agreement at any time to terminate the Agreement if (i) any Material Adverse Change (as defined in the Agreement), or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of the Sales Agent, may materially impair the ability of the Sales Agent to sell the shares under the Agreement, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) certain certifications, opinions, or letters, the Sales Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 30 days from the date such delivery was required, (iii) any other condition of the Sales Agent’s obligations under the Agreement is not fulfilled, or (iv) any suspension or limitation of trading in the shares under the Agreement or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange.

In addition, each of the Company and the Sales Agent has the right, by giving 10 days’ notice as specified in the Agreement, to terminate the Agreement in its sole discretion at any time after the date of the Agreement.

Unless earlier terminated, the Agreement will automatically terminate upon the earlier to occur of (i) issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth in the Agreement, and (ii) the expiration of the Registration Statement on the third anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act.

The Agreement contains certain covenants, representations and warranties customary for an agreement of this type.

The foregoing summaries of the offering, the Placement Shares, and the Agreement, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Common Stock Sales Agreement, dated as of May 29, 2023, by and between the registrant and Sutter Securities, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: May 30, 2023	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer